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                                                                      EXHIBIT 15

To the Board of Directors and Shareholders
Aaron Rents, Inc.

We are aware of the incorporation by reference in the following Registration Statements (Form S-8 No. 33-9206, 33-62538, 333-33363, 333-76026 and 333-123426)
and in their related Prospectuses, of our report dated November 4, 2005, relating to the unaudited consolidated interim financial statements of Aaron Rents, Inc. and Subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 2005.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------

Atlanta, Georgia
November 4, 2005